UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

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[ ]    Preliminary Information Statement

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PRINCIPAL FUNDS, INC.
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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[ ]    Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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PRINCIPAL FUNDS, INC. – GLOBAL MULTI-STRATEGY FUND
INFORMATION STATEMENT
October 07, 2013
This Information Statement is provided in connection with the addition of a new sub-advisor to the Principal Funds, Inc. (“PFI”)-Global Multi-Strategy Fund (“the “Fund”). York Registered Holdings, L.P. (“York” or the “Sub-Advisor”), entered into a Sub-advisory Agreement with Principal Management Corporation (the “Advisor”), the investment advisor to PFI, on July 23, 2013 and began providing investment advisory services to the Fund on August 06, 2013.

Under an order from the Securities and Exchange Commission (“SEC”), PFI and the Advisor may enter into and materially amend agreements with sub-advisors without obtaining shareholder approval. The order permits PFI and the Advisor to hire one or more sub-advisors, change sub-advisors and reallocate management fees between the Advisor and the sub-advisors, without obtaining shareholder approval.

The address of the Fund’s Advisor and transfer agent (Principal Shareholder Services, Inc.) is Des Moines, Iowa 50392. The address of the Fund’s principal underwriter (Principal Funds Distributor, Inc.) is 1100 Investment Boulevard, El Dorado Hills, CA 95762-5710.

The Fund will furnish, without charge, a copy of the annual report and the most recent semiannual report succeeding the annual report, if any, upon request. To request a report, call 1-800-222-5852 or write Principal Funds, P.O. Box 8024, Boston, MA 02266-8024.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

BACKGROUND

On July 23, 2013 the Board of Directors of PFI unanimously approved the Addition of York Registered Holdings, L.P. (“York”) as a sub-advisor to the Fund along with the current sub-advisors, AQR Capital Management, LLC (“AQR”), Cliffwater, LLC (“Cliffwater”), CNH Partners, LLC (“CNH”), Finisterre Capital LLP (“Finisterre”), Loomis, Sayles & Company, L.P. (“Loomis”), Los Angeles Capital Management and Equity Research, Inc. (“LA Capital”), Pacific Investment Management Company LLC (“PIMCO”), and Wellington Management Company, LLP (“Wellington”). This decision was based on a desire to add an event driven strategy to the Fund.
NEW SUB-ADVISORY AGREEMENT

The terms of the Sub-Advisory Agreement are the same in all material respects as the current sub-advisory agreements with AQR, CNH, Finisterre, Loomis, LA Capital, PIMCO, and Wellington other than the fees to be paid. The following is a brief summary of the material terms of the Agreements. This summary is qualified in its entirety by reference to the text of the Sub-Advisory Agreement attached.

Like the current sub-advisory agreements with AQR, CNH, Finisterre, Loomis, LA Capital, PIMCO, and Wellington, the new Sub-Advisory Agreement provides that York will, among other things,

(1)
provide investment advisory services to the Fund including providing investment advice and recommendations with respect to the Fund’s investments consistent with the Fund’s investment objectives, investment policies and restrictions;

(2)	arrange for the purchase and sale of the Fund’s portfolio securities;

(3)	provide, at its expense, all necessary investment and management facilities, including expenses for clerical and bookkeeping services;

(4)
advise and assist the officers of PFI in taking such steps as are necessary or appropriate to carry out the decisions of PFI’s Board of Directors regarding the general conduct of the investment business of the Fund; and

(5)	provide periodic reports regarding the investment service provided to the Fund.

Under the Sub-Advisory agreement, PMC pays York a fee at an annual rate that is accrued daily and payable monthly based on the net asset value of the portion of the Fund’s assets it manages. The schedules for the fees PMC pays York as well as the other Sub-advisors of the Fund are listed below.

YORK FEE SCHEDULE

York
Sub-Advisor’s Fee as a Percentage of Average Daily Net Assets
All Assets	1.00%

FEE SCHEDULE OF OTHER SUB-ADVISORS

AQR & CNH
Sub-Advisor’s Fee as a Percentage of Average Daily Net Assets
First $250 million	1.00%
Over $250 million	0.95%

Cliffwater
For the twelve month period beginning on October 24, 2011 (the effective date (“Effective Date”) of the Fund’s initial registration statement), $650,000 paid in arrears in equal monthly installments.
For the second and third twelve month periods, a fee computed and paid monthly at an annual rate as shown below of the Fund’s net assets as of the first day of each month (but in no event less than $750,000 per year):

•	0.250% of the first $1 billion above the value of the Fund’s net assets as of the thirtieth day after the Effective Date,
•	0.200% of the next $1 billion, and
•	0.150% of all remaining assets.

Finisterre
Sub-Advisor’s Fee as a Percentage of Average Daily Net Assets
First $100 million	0.85%
Over $100 million	0.65%

Loomis
Sub-Advisor’s Fee as a Percentage of Average Daily Net Assets
First $500 million	0.40%
Over $500 million	0.37%

LA Capital
Sub-Advisor’s Fee as a Percentage of Average Daily Net Assets
First $250 million	1.00%
Over $250 million	0.90%

PIMCO
Sub-Advisor’s Fee as a Percentage of Average Daily Net Assets
All Assets	0.60%

Wellington
Sub-Advisor’s Fee as a Percentage of Average Daily Net Assets
First $500 million	0.75%
Over $500 million	0.65%

NEW SUB-ADVISOR

York Registered Holdings, L.P.
York’s address is 767 Fifth Ave, 17th Floor, New York, NY 10153. York is structured as a Delaware Limited Partnership.

Ownership of York: York is owned, indirectly through York Capital Management Global Advisors, LLC and YCM Master Holdings II, L.P., by a number of individual partners. Set forth below are the names of those individual partners with the five largest economic interests in the partnership as well as those partners with management or executive authority in the partnership.

General Partner	Ownership Percentage
James G. Dinan	35.54%
Credit Suisse Asset Management, LLC	33.33%
Daniel A. Schwartz	15.25%
William Vrattos	4.33%
Michael Weinberger	4.33%

General Partner	Management Responsibility
David Damast	Portfolio Manager - North America Equity

Management of York: Set forth below is the names, principal occupations, and addresses of the principal executive officers of York.

Name	Address	Principal Occupation
James G. Dinan	767 Fifth Ave., New York, NY 10153	Chief Executive Officer
Daniel A. Schwartz	767 Fifth Ave., New York, NY 10153	Chief Investment Officer
Christophe Aurand	23 Savile Row – 4th Floor London, W1S 2ET United Kingdom	Chief Investment Officer - International
Jeremy Blank	One Azrieli Center 30th Floor, Round Building Tel Aviv, Israel	Co-Head of Europe Credit
David Damast	767 Fifth Ave., New York, NY 10153	Portfolio Manager - North America Equity
Feng Hsiung	Two International Finance Centre, 21st fl. 8 Finance Street, Central Hong Kong	Portfolio Manager - Head of Asia Equity
Zalman Jacobs	767 Fifth Ave., New York, NY 10153	Co-Head, Private Equity
Jeanne L. Manischewitz	767 Fifth Ave., New York, NY 10153	Portfolio Manager - North America Credit
Luis Medeiros	1150 Connecticut Avenue, NW Suite 701 Washington, D.C. 20036	Co-Head, Private Equity
Christian Reyntjens	23 Savile Row – 4th Floor London, W1S 2ET United Kingdom	Portfolio Manager - Head of Europe Equity
William Vrattos	767 Fifth Ave., New York, NY 10153	Portfolio Manager - Head of Global Credit
Jeffrey Weber	767 Fifth Ave., New York, NY 10153	President
Michael Weinberger	767 Fifth Ave., New York, NY 10153	Portfolio Manager - Head of North America Equity

Similar Investment Companies Advised by York. York currently acts as investment adviser to the following registered investment companies having similar investment objectives and policies as those of the Fund:

Account	Size*	Fee**
Arden Alternative Strategies Fund	$104.4 million	1.00%
Aurora Horizons Fund	$20.3 million	1.00%

* Approximate Fund Size as of 09/30/2013
** Annual Fee rate based on net assets of the fund

Fees Paid to York. The Advisor paid no fees to York for the fiscal year ending October 31, 2012 with respect to the Fund.

BOARD EVALUATION OF NEW SUBADVISORY AGREEMENT

On June 10, 2013, the Board considered for approval a sub-advisory agreement (the “Sub-advisory Agreement”) between the Manager and York (the “Sub-advisor”) with respect to an event-driven strategies segment of the Fund.
Based upon their review, the Board concluded that it was in the best interests of the Fund to approve the Sub-advisory Agreement. In reaching this conclusion, no single factor was determinative in the Board’s analysis, but rather the Board considered a variety of factors.
The Board considered the nature, quality and extent of services expected to be provided under the Sub-advisory Agreement. The Board considered the reputation, qualifications and background of the Sub-advisor, investment approach of the Sub-advisor, the experience and skills of the Sub-advisor’s investment personnel who would be responsible for the day-to-day management of the Fund, and the resources made available to such personnel. In addition, the Board considered the Manager’s program for identifying, recommending, monitoring and replacing Sub-advisors and that the Manager recommended the Sub-advisor based upon that program.
The Board reviewed the historical one-year, three-year and since inception (August 2009) performance returns and ranking as of December 31, 2012 of the Sub-advisor in a fund regulated by the European Union (“EU Fund”) with an investment strategy similar to the proposed portfolio strategy for the Fund, as compared to a relevant peer group and benchmark index. The Board also evaluated the impact on performance of the differences between the strategies of the EU Fund and the peer group and benchmark index. The Board concluded, based on this information, that the historical investment performance record of the Sub-advisor was satisfactory.
The Board considered the proposed sub-advisory fee, noting that the Manager compensates Sub-advisors from its own management fee so that shareholders pay only the management fee. The Board considered whether there are economies of scale with respect to the sub-advisory services to be provided to the Fund under the Sub-advisory Agreement. The Board noted that the sub-advisory fee schedule does not include breakpoints and considered the Sub-advisor’s statement that it does not charge a lower fee to any other subadvisory client for this strategy and the Manager’s statement that it found the Sub-advisor’s proposed fee to be competitive for this strategy. In addition, in evaluating the subadvisory fees and the factor of profitability, the Board considered that the subadvisory fee rate was negotiated at arms-length between the Manager and the Sub-advisor. On the basis of the information provided, the Board concluded that the proposed sub-advisory fee was reasonable.
Based upon all of the information considered and the conclusions reached, the Board determined that the terms of the Sub-advisory Agreement are fair and reasonable and that approval of the Sub-advisory Agreement was in the best interests of the Fund.

FUND OWNERSHIP

As of the close of business October 4, 2013, the officers and directors of the Fund as a group beneficially owned less than one percent of the outstanding shares of the Fund. The following table sets forth information regarding the beneficial ownership of shares of the Fund as of October 4, 2013 by all shareholders known to the Fund to be beneficial owners of more than 5% of the outstanding shares.

Name and Address	Share Class	Percentage of Ownership
MORGAN STANLEY SMITH BARNEY	A	15.82%
HARBOR FINANCIAL CENTER
PLAZA 2 3RD FLOOR
JERSEY CITY NJ 07311

PERSHING LLC	A	9.24%
1 PERSHING PLZ
JERSEY CITY NJ 07399-0001

UBS WM USA	A	46.31%
0O0 11011 6100
OMNI ACCOUNT M/F
ATTN DEPARTMENT MANAGER
1000 HARBOR BLVD 5TH FL
WEEHAWKEN NJ 07086-6761

MLPF&S FOR THE SOLE	A	5.83%
BENEFIT OF ITS CUSTOMERS
ATTN FUND ADMINISTRATION
4800 DEER LAKE DR E FL 3
JACKSONVILLE FL 32246-6484

MORGAN STANLEY SMITH BARNEY	C	6.42%
HARBOR FINANCIAL CENTER
PLAZA 2 3RD FLOOR
JERSEY CITY NJ 07311

NATIONAL FINANCIAL SERVICES LLC	C	8.35%
FOR THE EXCL BENE OF OUR CUSTOMERS
499 WASHINGTON BLVD
ATTN MUTUAL FUNDS DEPT 4TH FL
JERSEY CITY NJ 07310-2010

PERSHING LLC	C	14.94%
1 PERSHING PLZ
JERSEY CITY NJ 07399-0001

FIRST CLEARING LLC	C	16.58%
SPECIAL CUSTODY ACCT FOR THE
EXCLUSIVE BENEFIT OF CUSTOMER
2801 MARKET ST
SAINT LOUIS MO 63103-2523

UBS WM USA	C	8.40%
0O0 11011 6100
OMNI ACCOUNT M/F
ATTN DEPARTMENT MANAGER
1000 HARBOR BLVD 5TH FL
WEEHAWKEN NJ 07086-6761

Name and Address	Share Class	Percentage of Ownership
MLPF&S FOR THE SOLE	C	15.60%
BENEFIT OF ITS CUSTOMERS
ATTN FUND ADMINISTRATION
4800 DEER LAKE DR E FL 3
JACKSONVILLE FL 32246-6484

LIFETIME 2020 FUND	Institutional	15.70%
ATTN MUTUAL FUND ACCOUNTING-H221
711 HIGH ST
DES MOINES IA 50392-0001

LIFETIME 2040 FUND	Institutional	8.79%
ATTN MUTUAL FUND ACCOUNTING-H221
711 HIGH ST
DES MOINES IA 50392-0001

LIFETIME 2030 FUND	Institutional	14.76%
ATTN MUTUAL FUND ACCOUNTING-H221
711 HIGH ST
DES MOINES IA 50392-0001

SAM BALANCED PORTFOLIO PIF	Institutional	15.91%
ATTN MUTUAL FUND ACCOUNTING -H221
711 HIGH ST
DES MOINES IA 50392-0001

SAM CONS GROWTH PORTFOLIO PIF	Institutional	13.63%
ATTN MUTUAL FUND ACCOUNTING-H221
711 HIGH ST
DES MOINES IA 50392-0001

LPL FINANCIAL	P	9.13%
A/C 1000-0005
9785 TOWNE CENTRE DRIVE
SAN DIEGO CA 92121-1968

FIRST CLEARING LLC	P	43.77%
SPECIAL CUSTODY ACCT FOR THE
EXCLUSIVE BENEFIT OF CUSTOMER
2801 MARKET ST
SAINT LOUIS MO 63103-2523

RBC CAPITAL MARKETS LLC	P	12.74%
MUTUAL FUND OMNIBUS PROCESSING
OMNIBUS
ATTN MUTUAL FUND OPS MANAGER
510 MARQUETTE AVE S
MINNEAPOLIS MN 55402-1110

MLPF&S FOR THE SOLE	P	22.74%
BENEFIT OF ITS CUSTOMERS
ATTN FUND ADMINISTRATION
4800 DEER LAKE DR E FL 3
JACKSONVILLE FL 32246-6484

PRINCIPAL FUNDS, INC.
SUB‑ADVISORY AGREEMENT

AGREEMENT executed as of the July 23, 2013, by and between PRINCIPAL MANAGEMENT CORPORATION, an Iowa corporation (hereinafter called "the Manager"), and YORK REGISTERED HOLDINGS, L.P., a Delaware Limited Partnership (hereinafter called “the Sub-Advisor).

W I T N E S S E T H:

WHEREAS, the Manager is the manager and investment adviser to each series of the Principal Funds, Inc., (the "Fund"), an open‑end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS, the Manager desires to retain the Sub‑Advisor to furnish it with portfolio selection in connection with the investment advisory services for each series of the Fund identified in Appendix A ( hereinafter called the “Series”), which the Manager has agreed to provide to the Fund, and the Sub‑Advisor desires to furnish such services on the terms and conditions set forth herein;; and

WHEREAS, the Manager has furnished the Sub‑Advisor with copies properly certified or authenticated of each of the following :

(a)	The Amended and Restated Management Agreement dated March 31, 2013, between the Fund and the Manager (the "Management Agreement") with the Fund;

(b)	The Fund's registration statement and financial statements as filed with the Securities and Exchange Commission;

(c)    The Fund's Articles of Incorporation and By‑laws;

(d)	Policies, procedures or instructions adopted or approved by the Board of Directors of the Fund relating to obligations and services provided by the Sub-Advisor.

NOW, THEREFORE, in consideration of the premises and the terms and conditions hereinafter set forth, the parties agree as follows:

1.	Appointment of Sub‑Advisor

In accordance with and subject to the Management Agreement, the Manager hereby appoints the Sub‑Advisor to perform the services described in Section 2 below for investment and reinvestment of the securities and other assets of the Series, subject to the supervision and direction of the Manager and the Fund's Board of Directors, for the period and on the terms hereinafter set forth. The Sub‑Advisor accepts such appointment and agrees to furnish the services hereinafter set forth for the compensation herein provided. The Sub-Advisor shall provide such services with respect to the portion of the assets of the Series allocated to it for management from time to time by the Manager. The Sub‑Advisor shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized herein, have no authority to act for or represent the Fund or the Manager in any way or otherwise be deemed an agent of the Fund or the Manager.

2.	Obligations of and Services to be Provided by the Sub‑Advisor

(a)	The Sub-Advisor will:
(i) Provide investment advisory services, including but not limited to research, advice and supervision for the Series.

(ii)
Furnish to the Board of Directors for approval (or any appropriate committee of such Board of Directors), and revise from time to time as economic conditions require, a recommended investment program for the Series consistent with the Series’ written investment objective and policies.

(iii)
Implement the approved investment program by placing orders for the purchase, sale and exchange of securities, “commodity interests” (as defined in the Commodity Exchange Act, as amended) and other financial instruments without prior consultation with the Manager and without regard to the length of time the securities and other financial instruments have been held, the resulting rate of portfolio turnover or any tax considerations, subject always to (i) the provisions of the Fund's Articles of Incorporation and Bylaws and (ii) the requirements of the 1940 Act, as each of the same shall be from time to time in effect.

(iv)
Advise and assist the officers of the Fund, as reasonably requested by the officers, in taking such steps as are reasonably necessary or appropriate to carry out the decisions of its Board of Directors, and any appropriate committees of such Board, regarding the general conduct of the investment business of the Series.

(v)
Maintain, in connection with the Sub-Advisor’s investment advisory services provided to the Series, its compliance with the 1940 Act and the regulations adopted by the Securities and Exchange Commission (“SEC”) thereunder and the Series’ investment strategies and restrictions as stated in the Fund’s prospectus and statement of additional information (together , the “Registration Statement”), subject to receipt of such additional information as may be required from the Manager and provided in accordance with Section 11(d) of this Agreement. The Sub-Advisor has no responsibility for the maintenance of Fund records except insofar as is directly related to the services it provides to the Series.

(vi)
Report to the Board of Directors of the Fund at such times and in such detail as the Board of Directors may reasonably deem appropriate in order to enable it to determine that the investment policies, procedures and approved investment program of the Series are being observed.

(vii)
Upon request, provide reasonable assistance in the determination of the fair value of certain securities when reliable market quotations are not readily available for purposes of calculating net asset value in accordance with procedures and methods established by the Board of Directors.

(viii)
Furnish, at its own expense, (i) all necessary investment and management facilities, including salaries of clerical and other personnel required for it to execute its duties faithfully, and (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of its duties under this Agreement. Notwithstanding the foregoing, the cost of the securities or other investment instruments purchased or sold or held by the Fund (including taxes, brokerage commissions and other applicable transaction and custodial costs, interest payable on any margin loans and other Fund borrowings, and dividend and interest expenses on short positions, if any), shall be solely borne by the Fund.

(ix)
Open accounts with broker-dealers, futures commission merchants, banks and other financial institutions (collectively “broker-dealers”), select broker-dealers to effect all transactions for the Series, place all necessary orders with broker‑dealers or issuers (including affiliated broker-dealers), and negotiate commissions, if applicable. To the extent consistent with applicable law, purchase or sell orders for the Series may be aggregated with contemporaneous purchase or sell orders of other clients of the Sub-Advisor. In such event allocation of securities so sold or purchased, as well as the expenses incurred in the transaction, will be made by the Sub‑Advisor in the manner the Sub-Advisor considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to other clients of the Sub-Advisor and its affiliates over time. The Manager recognizes that, in some cases, this procedure may limit the size of the position that may be acquired or sold for the Series and that aggregation of orders may not result in more favorable pricing or lower brokerage commissions in all instances. At the Manager’s request, the Sub-Advisor will provide the Manager with the information required pursuant to Rule 31a-1(b)(9) of the 1940 Act. The Sub-Advisor will effect transactions with those broker-dealers which it believes provide favorable net prices and are capable of providing efficient executions, taking into consideration, among other things, order size, difficulty of execution, the operational capabilities, facilities and financial condition of the broker-dealer involved, whether that broker-dealer has risked its own capital in positioning a block of securities or other assets, and the prior experience of the broker-dealer in effecting transactions of the relevant types. The Sub-Advisor’s primary objective will be to obtain best execution with respect to all transactions for the Series However, the Sub-Advisor may select brokers-dealers on the basis that they provide brokerage, research or other services or products to the Sub-Advisor or its affiliates. To the extent consistent with applicable law, the Sub-Advisor may pay a broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission or dealer spread another broker- dealer would have charged for effecting that transaction if the Sub-Advisor determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research products and/or services provided by such broker-dealer. This determination, with respect to brokerage and research products and/or services, may be viewed in terms of either that particular transaction or the overall responsibilities which the Sub-Advisor and its affiliates have with respect to the Series and other accounts over which they exercise investment discretion. Not all such services or products need be used by the Sub-Advisor in managing the Series. In addition, joint repurchase or other accounts may not be utilized by the Series except to the extent permitted under any exemptive order obtained by the Sub-Advisor provided that all conditions of such order are complied with.

(x)
Maintain all accounts, books and records with respect to the Series as are required of an investment adviser of a registered investment company pursuant to the 1940 Act and the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”), and the rules thereunder, and furnish the Fund and the Manager with such periodic and special reports as the Fund or Manager may reasonably request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Advisor hereby agrees that all records that it maintains for the Series are the property of the Fund, agrees to preserve for the periods described by Rule 31a-2 under the 1940 Act any records that it maintains for the Fund and that are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Fund any records that it maintains for the Series upon request by the Fund or the Manager. The Sub-Advisor may retain copies of any such records.

(xi)
Observe and comply with Rule 17j-1 under the 1940 Act and the Sub-Advisor’s code of ethics (the “Code of Ethics”) adopted pursuant to Rule 17j-1 as the same may be amended from time to time. The Manager acknowledges receipt of a copy of Sub-Advisor’s current Code of Ethics. Sub-Advisor shall promptly forward to the Manager a copy of any material amendment to the Sub-Advisor’s Code of Ethics.

(xii)
From time to time as the Manager or the Fund may request, furnish the requesting party reports on portfolio transactions and reports on investments held by the Series, all in such detail as the Manager or the Fund may reasonably request. The Sub-Advisor will make available its personnel to meet with the Fund’s Board of Directors at the Fund’s principal place of business on reasonable prior notice to review the investments of the Series.

(xiii)
Provide such additional information in the possession of the Sub-Advisor or its affiliates may be required for the Fund or the Manager to comply with their respective obligations under applicable laws, including, without limitation, the Internal Revenue Code of 1986, as amended (the “Code”), the 1940 Act, the Investment Advisers Act, the Securities Act of 1933, as amended (the “Securities Act”), and any state securities laws, and any rule or regulation thereunder. Sub-Advisor will advise Manager of any changes in Sub-Advisor’s Senior Management (i.e. Chief Investment Officer and/or Chief Executive Officer) within a reasonable time after any such change. Manager acknowledges receipt of Sub-Advisor’s Form ADV more than 48 hours prior to the execution of this Agreement.

(xiv)
Have the responsibility and authority to vote proxies solicited by, or with respect to, the issuers of securities held in the Series in accordance with the Sub-Advisor’s proxy voting policy as most recently provided to the Manager. The Sub-Advisor’s obligations in the previous sentence are contingent upon its timely receipt of such proxy solicitation materials from the Manager. The Manager shall cause to be forwarded to Sub-Advisor all proxy solicitation materials that it receives and shall assist Sub-Advisor in its efforts to conduct the proxy voting process.

(b)
The Sub-Advisor is hereby authorized to prepare and file all documentation in connection with its management of the Series, including proofs of claim, evidence of indebtedness, related bankruptcy and insolvency filings and other similar filings on behalf of the Fund.

3.    Prohibited Conduct

In providing the services described in this agreement, the Sub-Advisor will not consult with any other investment advisory firm that provides investment advisory services to any investment company sponsored by Principal Life Insurance Company regarding transactions for the Fund in securities or other assets. The Manager agrees to provide a list of such other investment advisory firms to the Sub-Advisor, such list to be promptly updated by the Manager upon any changes thereto.

4.    Compensation

As full compensation for all services rendered and obligations assumed by the Sub‑Advisor hereunder with respect to the Fund, the Manager shall pay the compensation specified in Appendix A to this Agreement.

5.    Liability of Sub‑Advisor

Neither the Sub‑Advisor nor any of its partners, members, directors, officers, employees, agents or affiliates shall be liable to the Manager, the Board of Directors, the Fund or its shareholders for any claim, expense or other loss suffered by the Manager or the Fund resulting from any error of judgment made in the good faith exercise of the Sub‑Advisor's duties under this Agreement or as a result of the failure by the Manager or any of its affiliates to comply with the terms of this Agreement except for losses resulting from willful misfeasance, bad faith or gross negligence of, or from reckless disregard of, the duties of the Sub‑Advisor or any of its partners, members, directors, officers, employees, agents (excluding any broker-dealer selected by the Sub-Advisor), or affiliates.

6. Trade Errors

The Sub-Advisor will notify the Manager of any Trade Error(s), regardless of materiality, promptly upon the discovery such Trade Error(s) by the Sub-Advisor. Notwithstanding Section 5, the Sub-Advisor will be shall be liable to the Manager, the Fund or its shareholders for any loss suffered by the Manager or the Fund resulting from Trade Errors due to negligence, misfeasance, or disregard of duties of the Sub‑Advisor or any of its directors, officers, employees, agents (excluding any broker-dealer selected by the Sub-Advisor), or affiliates. For purposes under this Section, Trade Errors are defined as errors due to (i) erroneous orders by the Sub-Advisor for the Series that result in the purchase or sale of securities that were not intended to be purchased or sold; (ii) erroneous orders by the Sub-Advisor that result in the purchase or sale of securities for the Series in an unintended amount or price; and(iii) purchases or sales of financial instruments which violate the investment limitations or restrictions disclosed in the Registration Statement and/or imposed by applicable law or regulation (calculated at the Sub-Advisor’s portfolio level), unless otherwise agreed to in writing.

7.    Supplemental Arrangements

The Sub‑Advisor may enter into arrangements with other persons affiliated with the Sub‑Advisor or with unaffiliated third parties to better enable the Sub-Advisor to fulfill its obligations under this Agreement for the provision of certain personnel and facilities to the Sub‑ Advisor, subject to written notification to and approval of the Manager and, where required by applicable law, the Board of Directors.

8.    Regulation

The Sub‑Advisor shall submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Agreement any information, reports or other material which any such body require pursuant to applicable laws and regulations.

9.    Duration and Termination of This Agreement

This Agreement shall become effective as of the date of its execution and, unless otherwise terminated, shall continue in effect for a period of two years and thereafter from year to year provided that the continuance is specifically approved at least annually either by the Board of Directors of the Fund or by a vote of a majority of the outstanding voting securities of the Series and in either event by a vote of a majority of the Board of Directors who are not interested persons of the Manager, Principal Life Insurance Company, the Sub-Advisor or the Fund cast in person at a meeting called for the purpose of voting on such approval.

If the Board of Directors or the shareholders of a Series fail to approve the Agreement or any continuance of the Agreement in accordance with the requirements of the 1940 Act, the Sub-Advisor will continue to act as Sub-Advisor with respect to the Series pending the required approval of the Agreement or its continuance or of any contract with the Sub-Advisor or a different manager or Sub-Advisor or other definitive action; provided, that the compensation received by the Sub-Advisor in respect to the Series during such period is in compliance with Rule 15a-4 under the 1940 Act.

This Agreement may be terminated at any time without the payment of any penalty by the Board of Directors of the Fund or by the Sub-Advisor, or the Manager or by vote of a majority of the outstanding voting securities of the Series, in each case, on sixty days written notice. This Agreement shall automatically terminate in the event of its assignment. In interpreting the provisions of this Section 9, the definitions contained in Section 2(a) of the 1940 Act (particularly the definitions of "interested person," "assignment" and "voting security") shall be applied.

10.    Amendment of this Agreement

No material amendment of this Agreement shall be effective until approved, if required by the 1940 Act or the rules, regulations, interpretations or orders issued thereunder, by vote of the holders of a majority of the outstanding voting securities of the Series and by vote of a majority of the Board of Directors who are not interested persons of the Manager, the Sub‑Advisor, Principal Life Insurance Company or the Fund cast in person at a meeting called for the purpose of voting on such approval, and such amendment is signed by both parties.

11.    General Provisions

(a) Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Iowa. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

(b) Any notice under this Agreement shall be in writing, addressed and delivered or mailed postage pre‑paid to the other party at such address as such other party may designate for the receipt of such notices. Until further notice to the other party, it is agreed that the address of the Manager for this purpose shall be Principal Financial Group, Des Moines, Iowa 50392‑0200, and the address of the Sub‑Advisor shall be York Registered Holdings, L.P., 767 Fifth Avenue, 17th Floor, New York, NY 10153 ATTN: General Counsel.

(c)	The Sub‑Advisor will promptly notify the Manager in writing of the occurrence of any of the following events:

(1)
the Sub‑Advisor fails to be registered as an investment adviser under the Investment Advisers Act or under the laws of any jurisdiction in which the Sub‑Advisor is required to be registered as an investment advisor in order to perform its obligations under this Agreement.

(2)
the Sub‑Advisor is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, specifically naming the Fund or involving the affairs of the Fund that would be reasonably expected to have a material adverse impact on the Fund.

(d)
The Manager shall provide (or cause the Series custodian to provide) timely information to the Sub-Advisor regarding such matters as the composition of the assets of the Series, cash requirements and cash available for investment in the Series, and all other reasonable information as may be necessary for the Sub-Advisor to perform its duties and responsibilities hereunder.

(e) The Sub-Advisor represents that it will not enter into any agreement, oral or written, or other understanding under which the Fund directs or is expected to direct portfolio securities transactions, or any remuneration, to a broker or dealer in consideration for the promotion or sale of Fund shares or shares issued by any other registered investment company. Sub-Advisor further represents that it is contrary to the Sub-Advisor’s policies to permit those who select brokers or dealers for execution of fund portfolio securities transactions to take into account the broker or dealer’s promotion or sale of Fund shares or shares issued by any other registered investment company.

(f) The Sub-Advisor acknowledges that the Series is relying on the exclusion from the definition of “commodity pool operator” under Section 4.5 of the General Regulations under the Commodity Exchange Act (“Rule 4.5”). The Sub-Advisor will not exceed the de minimis trading limits set forth in Rule 4.5(c)(2)(iii)(A).

(g) The Sub-Advisor agrees that neither it nor any of its affiliates will in any way refer directly or indirectly to its relationship with the Fund, the Series, or the Manager or any of their respective affiliates in offering, marketing or other promotional materials without the express written consent of the Manager; provided, however, that the Manager consents to the Sub-Advisor’s use of the Manager’s name and the Fund name in the Sub-Advisor’s representative client list that may be distributed to potential and existing clients so long as this Agreement is in effect.

(h) The Sub-Advisor shall provide investment advisory services to the Series on a non-exclusive basis. In particular, the Manager hereby acknowledges and agrees that, during the term of this Agreement, the Sub-Advisor and its affiliated persons trade or may trade for their own accounts (or the accounts of family members, friends or investment vehicles established for the benefit of any of such persons) or the accounts of other persons. Such other accounts include investment companies, funds, vehicles and accounts managed or advised by the Sub-Advisor or its affiliated persons (each, including the Series, a “York Fund”) with investment objectives and strategies that are the same as, or overlap with, those of the Series and may include York Funds in which affiliated persons of the Sub-Advisor have substantial ownership interests from time to time. In addition, in their respective trading for proprietary and other accounts, the Sub-Advisor and its affiliated persons may take positions that are the same as or different from those taken on behalf of the Series in accordance with the Sub-Advisor’s internal policies and consistent with the Sub-Advisor’s fiduciary duty to the Series.

(i)
The Manager shall promptly notify the Sub-Advisor of the occurrence of any event that would disqualify the Manager from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or other applicable law, rule or regulation.

(j)
The Sub-Advisor shall promptly notify the Manager of the occurrence of any event that would disqualify the Sub-Advisor from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or other applicable law, rule or regulation.

(k)
Each party represents, warrants and covenants to the other party that (i) it has all requisite power and authority to enter into and perform its obligations under the Agreement, (ii) it has taken all necessary corporate action to authorize its execution, delivery and performance of this Agreement, (iii) it has duly executed and delivered the Agreement, and (iv) this Agreement constitutes its legal, valid and binding agreement, enforceable against it in accordance with its terms.

(l)	This Agreement contains the entire understanding and agreement of the parties.

IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first above written.

PRINCIPAL MANAGEMENT CORPORATION

By	/s/ Michael J. Beer
Michael J. Beer
Executive Vice President & COO

YORK REGISTERED HOLDINGS, L. P.

By	York Capital Management Global Advisors, LLC, its Global Partner

By	/s/ Richard P. Swanson
Richard P. Swanson
General Counsel

22 July 2013 (date)

APPENDIX A

York Registered Holdings, L.P. (“York”) shall serve as an investment sub-advisor for the Series identified below. The Manager will pay York, as full compensation for all services provided under this Agreement, a fee, computed daily and paid monthly, at an annual rate as shown below of the Series’ average daily net assets for that month allocated to York’s management. Such fee shall be payable within 30 days of the end of each calendar month.

If this Agreement becomes effective or terminates before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.

Global Multi-Strategy Fund
Sub-Advisor’s Fee as a Percentage of Average Daily Net Assets
All assets	1.00%